UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2020, Edward M. Karr notified the Board of Directors (the “Board”) of U.S. Gold Corp. (the “Company”) that he intends to voluntarily relinquish his position as Chief Executive Officer following our 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Effective upon his retirement from his role as Chief Executive Officer and subject to his election at the 2020 Annual Meeting, the Board intends to enter into a new employment agreement and appoint Mr. Karr executive chairman of the Board. The Board intends to appoint George Bee to succeed Mr. Karr as Chief Executive Officer.

Also on August 31, 2020, each of John N. Braca, the current chairman of the Board, Timothy M. Janke and Andrew Kaplan notified the Company that he does not intend to stand for re-election to the Board at the 2020 Annual Meeting. None of Messrs. Braca, Janke and Kaplan’s decision not to stand for re-election resulted from any disagreement with the Company or its management.

Item 5.08 Shareholder Director Nominations

On August 31, 2020, the Board established October 27, 2020, as the date for 2020 Annual Meeting and set September 2, 2020, as the record date for the 2020 Annual Meeting. Due to the fact that the date of the 2020 Annual Meeting has been changed by more than thirty (30) days from the anniversary date of the 2019 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 will be no later than 5:00 p.m., Eastern Time, September 10, 2020. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act.

The Company’s second amended and restated bylaws govern notice requirements for stockholder proposals and nominations intended to be presented at, but not included in the proxy materials for, the 2020 Annual Meeting. Because the date of the 2020 Annual Meeting is not being delayed by more than seventy (70) days from September 18, 2020 (the anniversary date of the Company’s 2019 Annual Meeting of Stockholders), the deadline for receipt of notice of a stockholder proposal or director nomination remains June 20, 2020. Accordingly, the deadline by which notice of a stockholder proposal or director nomination must have been received at the Company’s executive offices to be considered timely has passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer